UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 1, 2023

Radius Global Infrastructure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39568	88-1807259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bala Plaza East, Suite 502
Bala Cynwyd, PA	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-4910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	RADI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On March 1, 2023, Radius Global Infrastructure, Inc., a Delaware corporation (the “Company” or “we”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with APW OpCo LLC, a Delaware limited liability company (“OpCo”), Chord Parent, Inc., a Delaware corporation (“Parent”), Chord Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), and Chord Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Merger Sub I (“Merger Sub II” and, together with Parent and Merger Sub I, the “Parent Parties”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, (a) Merger Sub II will be merged with and into OpCo (the “OpCo Merger”), with OpCo surviving the OpCo Merger as a subsidiary of Parent and the Company (the “Surviving LLC”), and (b) Merger Sub I will be merged with and into the Company, (the “Company Merger” and, together with the OpCo Merger, the “Mergers”), with the Company surviving the Company Merger as a subsidiary of Parent (the “Surviving Corporation”).

The Merger Agreement was approved by the board of directors of the Company (the “Board’), acting upon the unanimous recommendation of a committee of the Board consisting only of independent and disinterested directors of the Board.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Company Merger (the “Company Merger Effective Time”), (a) each share of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”), issued and outstanding immediately prior to the Company Merger Effective Time, except as otherwise specified in the Merger Agreement, will be converted into the right to receive $15.00 per share in cash (the “Merger Consideration”), (b) each share of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”), issued and outstanding immediately prior to the Company Merger Effective Time will be canceled for no consideration, (c) each share of preferred stock, par value $0.0001 per share, of the Company designated as “Series A Founder Preferred Stock” (the “Series A Founder Preferred Stock”), issued and outstanding immediately prior to the Company Merger Effective Time will be converted into the right to receive the Merger Consideration and (d) each share of preferred stock, par value $0.0001 per share, of the Company designated as “Series B Founder Preferred Stock” (the “Series B Founder Preferred Stock” and, together with the Series A Founder Preferred Stock, the “Company Preferred Stock”; the Company Preferred Stock together with the Company Common Stock, the “Company Capital Stock”), issued and outstanding immediately prior to the Company Merger Effective Time will be canceled for no consideration.

In addition, on the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the OpCo Merger (the “OpCo Merger Effective Time”), (a) each unit of limited liability company interests of OpCo designated as “Class A Common” units under the Second Amended and Restated Limited Liability Company Agreement of OpCo, dated as of July 31, 2020 (the “OpCo LLC Agreement”), issued and outstanding immediately prior to the OpCo Merger Effective Time will be converted into one unit of limited liability company interests in the Surviving LLC, (b) each unit of limited liability company interests of OpCo designated as “Class B Common” units under the OpCo LLC Agreement issued and outstanding immediately prior to the OpCo Merger Effective Time, except as otherwise specified in the Merger Agreement, will be converted into the right to receive the Merger Consideration and (c) the single unit of limited liability company interests of OpCo designated as the “Carry Unit” under the OpCo LLC Agreement will be canceled for no consideration.

At the Company Merger Effective Time or OpCo Merger Effective Time, as applicable, except as otherwise agreed by Parent and the applicable award holder: (a) each stock option and LTIP Unit (as defined in the Merger Agreement) that is outstanding as of the date of the Merger Agreement will vest (to the extent unvested) and be converted into the right to receive the Merger Consideration (less any applicable exercise price and with all applicable performance conditions deemed satisfied); (b) each share of restricted stock held by an employee and that is outstanding and unvested as of the Company Merger Effective Time will be converted into a cash-based award based on the Merger Consideration, and generally will remain outstanding and continue to vest in accordance with its terms, subject to accelerated vesting upon a termination of the holder’s employment without cause, or as a result of the holder’s death or disability, following the Company Merger Effective Time; and (c) each share of restricted stock that is held by a non-employee director of the Company and that is outstanding as of the Company Merger Effective Time will vest (to the extent unvested) and be converted into the right to receive the Merger Consideration.

In addition, pursuant to the Merger Agreement, as of the OpCo Merger Effective Time, each unit of limited liability company interests of OpCo designated as a “Series A Rollover Profits” unit will be canceled for no consideration and each unit of OpCo designated as “Series B Rollover Profits” unit outstanding immediately prior to the OpCo Merger Effective Time will vest (to the extent unvested) and be converted into the right to receive the Merger Consideration.

Notwithstanding the foregoing, equity awards granted to employees after the date of the Merger Agreement will generally be converted into cash-based awards at the Company Merger Effective Time or OpCo Merger Effective Time, as applicable, based on the Merger Consideration, and will remain outstanding and eligible to vest in accordance with their terms, subject to accelerated vesting upon a termination of the holder’s employment without cause, or as a result of the holder’s death or disability, following the Company Merger Effective Time or OpCo Merger Effective Time, as applicable.

Closing Conditions

The consummation of the Mergers is subject to certain conditions, including, among others, (a) the approval and adoption of the Merger Agreement by our stockholders, (b) the absence of a law or order prohibiting the transactions contemplated by the Merger Agreement or imposing a Burdensome Condition (as defined in the Merger Agreement), (c) the termination or expiration of any waiting periods and receipt of approvals under applicable antitrust and foreign investment laws without the imposition of a Burdensome Condition, (d) compliance by the Company, OpCo and the Parent Parties in all material respects with our and their respective obligations under the Merger Agreement, (e) subject to specified exceptions and qualifications for materiality, the accuracy of representations and warranties made by the Company, OpCo and the Parent Parties, respectively, as of the closing date, (f) no Debt Default (as defined in the Merger Agreement) having occurred and been continuing immediately prior and immediately after giving effect to the Mergers, (g) the Company having a minimum unrestricted cash balance of $210 million and the Company or any of its subsidiaries having an additional amount of cash of not less than $30 million, in each case at the closing of the Mergers, (h) no effect, change, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement and (i) certain waivers of change of control provisions under our Specified Debt Agreements (as defined in the Merger Agreement) being in full force and effect at the closing of the Mergers. The consummation of the Mergers is not subject to a financing condition. The parties expect the Mergers to close in the third quarter of 2023, although there can be no assurance that the Mergers will occur by that date.

No-Shop

Under the Merger Agreement, the Company is subject to customary “no-shop” provisions that restrict the Company’s ability to solicit alternative acquisition proposals from third parties, and/or to provide information to third parties and to engage in discussions with third parties, in each case, in connection with alternative acquisition proposals, subject to certain exceptions. However, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, the Company is permitted to provide non-public information and engage in discussions and negotiations with respect to alternative acquisition proposals that constitute or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement). Prior to obtaining the Company Stockholder Approval, the Board may, in certain limited circumstances, withdraw or modify its recommendation that the Company’s stockholders adopt the Merger Agreement or recommend or otherwise declare advisable any Superior Proposal (an “Adverse Recommendation Change”), subject to complying with notice and other specified conditions, including giving Parent the opportunity to propose revisions to the terms of the transactions contemplated by the Merger Agreement during a match right period. Notwithstanding an Adverse Recommendation Change by the Board, unless Parent terminates the Merger Agreement, the Company is still required to convene the meeting of its stockholders.

Termination; Termination Fees

The Merger Agreement contains customary mutual termination rights for the Company and Parent, including if (a) the Mergers are not completed by September 30, 2023 (subject to extension to November 30, 2023 under specified circumstances), (b) any law or final injunction permanently prohibits consummation of the Mergers and (c) Company stockholders do not approve the Mergers.

The Merger Agreement also contains customary termination rights (a) for the benefit of each party, including if the other party breaches its representations, warranties or covenants under the Merger Agreement to a degree that would cause a failure of the closing conditions (subject to a cure right), (b) for Parent, if the Board makes an Adverse Recommendation Change and (c) for the Company, if (i) the Company accepts and enters into a definitive acquisition agreement providing for a Superior Proposal or (ii) Parent fails to close the Mergers within a specified period after all closing conditions have been satisfied or the Company’s delivery of a written notice to Parent that all of Parent’s closing conditions have been satisfied or waived and the Company is ready, willing and able to consummate the Mergers.

If the Merger Agreement is terminated under certain other specified circumstances, the Company or Parent will be required to pay a termination fee. The Company will be required to pay Parent a termination fee of $52 million (the “Parent Termination Fee”) if the Company terminates the Merger Agreement to enter into a Superior Proposal (as defined in the Merger Agreement) or Parent terminates the Merger Agreement because the Board has made an Adverse Recommendation Change. Parent will be required to pay the Company a termination fee of $103 million under specified circumstances, including if the Company terminates the Merger Agreement as a result of Parent’s material breach of the Merger Agreement or Parent’s failure to close the Mergers within a specified period after all closing conditions have been satisfied or the Company’s delivery of a written notice to Parent that all of Parent’s closing conditions have been satisfied or waived and the Company is ready, willing and able to consummate the Mergers.

Financing

Parent has obtained equity financing commitments for an aggregate amount of $1,798,600,000 for purposes of financing the transactions contemplated by the Merger Agreement. Certain investment funds affiliated with EQT and Public Sector Pension Investment Board ("PSP" and, such funds, collectively, the “Sponsors”) have committed to capitalize Parent at the closing of the Mergers with equity contributions equal to $1,079,160,000 and $719,440,000, respectively, in each case on the terms and subject to the conditions set forth in the equity commitment letters between the Sponsors and Parent. In addition, the Sponsors have provided termination equity financing commitments in favor of Parent to fund its obligation to pay the Parent Termination Fee that may become payable to the Company under certain circumstances, subject to the terms and conditions set forth in the Merger Agreement and such termination equity financing commitments.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations and warranties of the Company, OpCo and the Parent Parties, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company, OpCo and the Parent Parties, including covenants requiring the Company to use commercially reasonable efforts to carry on its business in all material respects in the ordinary course consistent with past practice, preserve its business organizations substantially intact, preserve its existing relationships with key customers and other persons with whom the Company has significant business relationships, keep available the services of its current officer and other key employees and refrain from taking certain types of actions, without Parent’s consent (not to be unreasonably withheld, delayed or conditioned), subject to certain exceptions. The Company, OpCo and the Parent Parties also agreed to use their respective reasonable best efforts to obtain all antitrust and foreign investment approvals and consummate the Mergers as promptly as possible, subject to certain exceptions.

Prior to the closing of the Mergers, the Company will cooperate with Parent and use reasonable best efforts to cause the delisting by the Surviving Corporation of all shares of Class A Common Stock from the NASDAQ Global Market and the deregistration of all shares of Class A Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after the Company Merger Effective Time.

The foregoing description of the Merger Agreement is not intended to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting and Support Agreements

Also on March 1, 2023, in connection with the execution of the Merger Agreement, the Parent Parties entered into voting and support agreements (collectively, the “Voting and Support Agreements”) with William H. Berkman, Centerbridge Partners, L.P., Imperial Landscape Sponsor LLC and TOMS Acquisition II LLC and their respective affiliated persons or entities, as applicable (collectively, the “Stockholders”). The Stockholders hold, collectively, approximately 21% of the voting power of the Company Capital Stock. Under the Voting and Support Agreements, the Stockholders have agreed to vote their respective shares of Company Capital Stock in favor of the adoption of the Merger Agreement and certain other matters. Each of the Voting and Support Agreements terminates in certain circumstances upon the first to occur of: (a) the valid termination of the Merger Agreement in accordance with its terms; (b) the Company Merger Effective Time; (c) the mutual written consent of the parties thereto; (d) the time of any modification, waiver or amendment to any provision of the Merger Agreement that reduces the amount, changes the form or type, imposes any restrictions on the applicable Stockholder’s right to receive, or otherwise adversely affects the form, type or amount of consideration payable to such Stockholder pursuant to the Merger Agreement as in effect on date of the Merger Agreement and/or (e) delivery of a written notice to Parent of an Adverse Recommendation Change in accordance with the Merger Agreement. The Voting and Support Agreements also contain restrictions on transfer of shares of Company Capital Stock held by the stockholders party thereto, subject to certain exceptions.

Rollover Agreements

Also on March 1, 2023, in connection with the execution of the Merger Agreement, Parent and Merger Sub II entered into (a) a rollover agreement with William H. Berkman and/or his affiliates, pursuant to which, subject to the terms and conditions set forth therein, (i) Mr. Berkman and/or his affiliates will contribute 100% of his existing interests in OpCo into Merger Sub II (the “Initial Rolled Units”) and (ii) at the closing of the Mergers, 75% of the Class A Common Units of the Surviving LLC received by Mr. Berkman and/or his affiliates in the OpCo Merger in respect of the Initial Rolled Units will be automatically redeemed by the Surviving LLC for cash consideration equal to the amount that Mr. Berkman and/or his affiliates would have received with respect to 75% of the Initial Rolled Units had such units instead been cashed out in the OpCo Merger, and (b) a rollover agreement with each of Scott G. Bruce, Richard I. Goldstein and Glenn J. Breisinger, pursuant to which, subject to the terms and conditions set forth therein, Mr. Bruce, Mr. Goldstein and Mr. Breisinger will roll over a portion of their existing equity interests in OpCo into equity interests in the Surviving LLC.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval.

In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company intends to mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND STOCKHOLDERS OF THE

COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE PROPOSED TRANSACTION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. The proxy statement and other documents (when available) can also be obtained free of charge from the Company by directing a request to the Company’s Investor Relations at investorrelations@radiusglobal.com or by calling 1-484-278-2667.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2022 annual meeting of stockholders on Schedule 14A filed with the SEC on April 8, 2022, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 1, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters discussed in this communication, including the attachments, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, capital expenditures, results of operations, plans and objectives, macroeconomic conditions and our proposed transaction with EQT and PSP. In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “expect,” “anticipate,” “estimate,” “outlook,” “plan,” “continue,” “intend,” “should,” “may”, “will,” or similar expressions, their negative or other variations or comparable terminology.

Forward-looking statements are subject to significant risks and uncertainties and are based on beliefs, assumptions and expectations based upon our historical performance and on our current plans, estimates and expectations in light of information available to us. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Actual results may differ materially from those set forth in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Certain important factors that we think could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements are summarized below. Other factors besides those summarized could also adversely affect us. We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for management to predict all such risks and uncertainties or how they may affect us. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Important other factors that could cause our actual results to differ materially from those expressed in or contemplated by the forward-looking statements include, but are not limited to: our proposed transaction with EQT and PSP may not be completed in a timely manner or at all, including the risk that any required antitrust and foreign investment approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect us or the expected benefits of the proposed transaction or that the approval of our stockholders is not obtained;

the failure to realize the anticipated benefits of the proposed transaction; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required antitrust and foreign investment approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals) and to satisfy conditions related to there being no event of default under certain of the Company’s existing debt facilities and the Company having a specified minimum cash balance and the Company or any of its subsidiaries having an additional specified amount of additional cash, in each case at closing; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances that would require us to pay a termination fee or other expenses; the effect of the announcement or pendency of the proposed transaction on our ability to retain and hire key personnel, our ability to maintain the relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; risks related to diverting management’s attention from our ongoing business operations; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the extent that wireless carriers (mobile network operators, or “MNOs”) or tower companies consolidate their operations, exit the wireless communications business or share site infrastructure to a significant degree; the extent that new technologies reduce demand for wireless infrastructure; competition for assets; whether the tenant leases for the wireless communication tower, antennae or other digital communications infrastructure located on our real property interests are renewed with similar rates or at all; the extent of unexpected lease cancellations, given that most of the tenant leases associated with our assets may be terminated upon limited notice by the MNO or tower company and unexpected lease cancellations could materially impact cash flow from operations; economic, political, cultural, and regulatory risks and other risks to our operations outside the U.S., including risks associated with fluctuations in foreign currency exchange rates and local inflation rates; the effect of the Electronic Communications Code in the United Kingdom, which may limit the amount of lease income we generate in the United Kingdom; the extent that we continue to grow at an accelerated rate, which may prevent us from achieving profitability or positive cash flow at a company level (as determined in accordance with GAAP) for the foreseeable future, particularly given our history of net losses and negative net cash flow; the fact that we have incurred a significant amount of debt and may in the future incur additional indebtedness; the extent that the terms of our debt agreements limit our flexibility in operating our business; and the other factors, risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and in our subsequent filings under the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 1, 2023, by and among Radius Global Infrastructure, Inc., APW OpCo LLC, Chord Parent, Inc., Chord Merger Sub I, Inc. and Chord Merger Sub II, LLC.*

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS GLOBAL INFRASTRUCTURE, INC.

Date: March 2, 2023	By:	/s/ Glenn J. Bresinger
	Name:	Glenn J. Bresinger
	Title:	Chief Financial Officer and Treasurer